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                                                                   Exhibit 23(b)

              Registrant Disclosure Regarding Accountant's Consent

Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement unless it is proven that at the time such person acquires the security the person knew of such untruth or omission.

First Tennessee National Corporation (the "Corporation") dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants on May 15, 2002, as described in the Corporation's Form 8-K dated May 15, 2002, and filed May 16, 2002. After reasonable efforts, the Corporation has not been able to obtain Arthur Andersen's consent to the incorporation by reference of Arthur Andersen's report dated January 15, 2002 on the consolidated financial statements of the Corporation as of December 31, 2001 and for the two years in the period then ended, into the Corporation's previously filed registration statement Nos. 33-9846, 33-40398, 33-44142, 33-52561, 33-57241, 33-63809,
33-64471, 333-16225, 333-16227, 333-17457, 333-17457-01, 333-17457-02,
333-17457-03, 333-17457-04, 333-70075, 333-91137, 333-92145, 333-92147,
333-56052, 333-73440, 333-73442, 333-106015, 333-108738, 333-108750, 333-109862
and 333-110845.

SEC Rule 437a promulgated pursuant to the Securities Act permits the Corporation to file registration statements that contain or incorporate by reference financial statements in which Arthur Andersen had been acting as the independent public accountant, without filing the written consent of Arthur Andersen required by Section 7 of the Securities Act. The lack of a consent from Arthur Andersen will generally make a claim against the accountant under Section 11(a) of the Securities Act based on a material misrepresentation or omission related to Arthur Andersen's report unavailable with respect to transactions in the Corporation's securities pursuant to the above-referenced registration statements that occur after March 19, 2003, the date the Form 10-K for the year ended December 31, 2002, was filed with the Securities and Exchange Commission.